Exhibit 99.1

      Schick Technologies, Inc. Fiscal 2005 First Quarter Earnings Release
                            Scheduled for August 12

LONG ISLAND CITY, N.Y., August 9, 2004 -- Schick Technologies, Inc. (OTC BB:
SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the fiscal first quarter ended June 30, 2004, on Thursday, August 12, 2004, at 4:00 p.m. EDT (Eastern Daylight Time), and hold its conference call on Thursday, August 12, 2004, commencing at 5:00 p.m. EDT.

What:             Schick Technologies Fiscal Year 2005 First Quarter Conference
                  Call

When:             Thursday, August 12, 2004, 5:00 p.m. EDT

Webcast address:  http:// www.fulldisclosure.com, or www.streetevents.com

Dial-in numbers:  800-510-0178 (domestic), passcode # 13376809 or 617-614-3450 (international)

Contact:          Kevin McGrath, Cameron Associates, 212-245-4577
                  Kevin@cameronassoc.com

An audio digital replay of the call will be available from August 12, 2004, at approximately 7:00 p.m. EDT until 11:59 p.m. EDT on August 19, 2004 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using confirmation code # 16657988. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company's earnings release, which is expected to be issued on August 12, 2004, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at http://www.schicktech.com

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.